UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2002

Commission File Number 0-23320

OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1245650 (I.R.S. Employer Identification Number)

5096 Richmond Road, Bedford Heights, Ohio (Address of principal executive offices)	44146 (Zip Code)

Registrant’s telephone number, including area code (216) 292-3800

Item 4.    Changes in Registrant’s Certifying Accountant.

On April 26, 2002, the board of directors of Olympic Steel, Inc. (“Olympic”) adopted the recommendation of its Audit Committee that Arthur Andersen LLP (“Andersen”) be dismissed as Olympic’s auditors. The Olympic board also adopted the recommendation of its Audit Committee that PricewaterhouseCoopers LLP be engaged to serve as Olympic’s independent public accountants.

Andersen’s reports on Olympic’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Olympic’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304 (a) (1) (v) of Regulation S-K.

Olympic provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 3, 2002, stating its agreement with such statements.

During Olympic’s two most recent fiscal years and through the date of this Form 8-K, Olympic did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Olympic’s consolidated financial statements, or any other matters or reportable events listed in items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 3, 2002

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

By:	/s/ RICHARD T. MARABITO
Richard T. Marabito
Chief Financial Officer and Treasurer

Date: May 3, 2002

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Exhibit Index

Exhibit No.	Exhibit

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 3, 2002

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